Exhibit 99.1
FOR IMMEDIATE RELEASE
Intervoice Announces Results for the First Quarter of Fiscal 2008
Revenue of $47.7 Million and Solutions Backlog of $60.4 Million
DALLAS — June 27, 2007 — Intervoice, Inc. (NASDAQ: INTV) today reported revenues of $47.7 million for its first fiscal quarter ended May 31, 2007, up from revenues of $47.4 million posted in the prior quarter, and up 5 percent from $45.7 million recorded in the same quarter of the prior year. The Company’s solutions backlog of $60.4 million at May 31, 2007 was up 12 percent from $54.1 million at the end of the fourth quarter of fiscal 2007, and up 47 percent from $41.2 million at the end of the same quarter of the prior year.
“I am pleased with our top-line results and record level solutions backlog,” said Craig Holmes, the Company’s Executive Vice President and Chief Financial Officer. “Cost management initiatives combined with recent sales increases are anticipated to have a positive impact on financial results going forward.”
On a non-GAAP basis, the Company reported first fiscal quarter net income of $1.4 million, or $0.04 per share up from $0.1 million, or $0.00 per share in the prior quarter and up from $1.0 million, or $0.02 per share in the same quarter of the prior year. Also on a non-GAAP basis, operating income for the quarter was $1.7 million, up from a loss of $0.1 million in the prior quarter and up from $0.8 million non-GAAP operating income in the same quarter of the prior year. Non-GAAP operating expenses exclude $1.5 million of acquisition related restructuring charges, $0.7 million related to acquisition amortization expenses and $1.0 million related to non-cash stock compensation expenses.
The Company further reported that cash flow from operations was $14.1 million for the first fiscal quarter, up from $11.1 million in the prior quarter and up from $4.0 million in the same quarter of the prior year. The Company’s cash balance as of May 31, 2007 was $40.8 million, up from $28.2 million at the end of the prior quarter.
“I am pleased at the continued strength in bookings we have seen over the past three quarters, including three significant orders at the end of the quarter,” said Bob Ritchey, the Company’s President and CEO. “Based on the high backlog we have achieved, I believe the Company’s long-term outlook is favorable, and I currently believe revenues for the second quarter of fiscal 2008 will be in the $48 million to $52 million range. I look forward to discussing details of our first fiscal quarter and outlook for the future in today’s conference call with investors.”
On a GAAP basis, the Company reported first fiscal quarter net loss of $0.9 million, or $0.02 per share, a decrease from $2.8 million net loss, or $0.07 per share in the prior quarter, and an increase from $0.4 million net loss, or $0.01 per share in the same quarter of the prior year. Also on a GAAP basis, first fiscal quarter operating loss of $1.4 million is a decrease from $3.7 million operating loss in the prior quarter, and an increase from $1.3 million operating loss in the same quarter of the prior year.

GAAP results include acquisition intangible amortization charges, restructuring expenses and non-cash stock compensation expenses related to Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS 123R) adopted by the Company on March 1, 2006. These charges are excluded to determine non-GAAP results for comparison purposes. These excluded charges and related income tax effect are detailed on the attached reconciliation of GAAP to non-GAAP financial measures, and are provided at the Company’s website — www.intervoice.com.
The Company has scheduled a conference call for 4:00 p.m. central time today, Wednesday, June 27, 2007, to discuss its first fiscal quarter results and its outlook for the future. To participate in the call, dial (877) 743-6785 or (706) 679-4758 and reference the conference ID of 4155354. A replay of the call will be available at the Company’s website — www.intervoice.com.
Non-GAAP Financial Measures
The Company’s internal reporting and measurement programs include adjustments to exclude certain stock-based compensation charges, amortization of acquisition intangibles and restructuring expenses from GAAP financial measures. In addition, for comparison purposes, the Company adjusts net income to reflect an accrual of pro-forma tax expense of 34 percent on pre-tax income including these adjustments. The Company believes these adjustments provide a non-GAAP measurement of results which is useful for period to period comparisons and which is also used as a component of internal incentive compensation programs.
In the future, the Company anticipates incurring expenses similar to certain of the non-GAAP adjustments described in the non-GAAP financial measures, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent, or non-recurring. In addition, other companies, including those in the Company’s industry, may calculate non-GAAP financial measures differently, potentially limiting non-GAAP measures for cross-company comparisons.
Adjusted results are supplemental information and are not intended to be a substitute for GAAP results or considered in isolation, and should be read only in conjunction with consolidated financial statements prepared in accordance with GAAP. The adjustments and their impact on GAAP financial results are shown as an additional table at the end of this press release.
Forward-Looking Statements
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward—looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward-Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.
About Intervoice
Intervoice is a world leader in unified communications, providing scalable, switch-independent software and professional services that power standards-based voice portals, multi-channel IP contact centers, and next-generation mobile-enhanced services. Since 1983, Intervoice solutions have been used by many of the world’s leading banks, communications companies, healthcare institutions, utilities and government entities. With more than 5,000 customers in 75 countries, Intervoice helps enterprises and network operators stay competitive by offering their customers best-in-class services. Intervoice Voice Portal, IP contact center software, enhanced messaging products, Media Exchange™ platform and custom-built and packaged applications are available on-premise and, selectively, as managed or hosted services by Intervoice. For more information, visit www.intervoice.com.
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INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS

	(In Thousands, Except Share and Per Share Data)
	May 31, 2007	February 28, 2007
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$40,754	$28,215
Trade accounts receivable, net of allowance for doubtful accounts of $1,345 in fiscal 2008 and $1,476 in fiscal 2007	28,508	36,837
Inventory	16,892	13,751
Prepaid expenses and other current assets	3,662	3,909
Income taxes receivable	624	1,098
Deferred income taxes	4,480	3,880

	94,920	87,690

Property and Equipment, net of accumulated depreciation of $64,753 in fiscal 2008 and $62,419 in fiscal 2007	34,162	34,429

Other Assets
Intangible assets, net of accumulated amortization of $20,789 in fiscal 2008 and $20,040 in fiscal 2007	8,924	9,505
Goodwill	32,193	32,193
Long term deferred income taxes	2,688	4,613
Other assets	142	135

	$173,029	$168,565

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$15,762	$12,881
Accrued expenses	13,176	15,571
Customer deposits	4,306	4,365
Deferred income	37,951	32,368
Deferred income taxes	322	196

	71,517	65,381
Stockholders’ Equity
Preferred stock, $100 par value—2,000,000 shares authorized: none issued
Common stock, no par value, at nominal assigned value—62,000,000 shares authorized: 38,866,893 issued and outstanding in fiscal 2008 and 38,727,628 issued and outstanding in fiscal 2007	19	19
Additional capital	103,217	101,608
Retained earnings (deficit)	(1,559)	1,861
Accumulated other comprehensive loss	(165)	(304)

	101,512	103,184

	$173,029	$168,565

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	(In Thousands, Except Per Share Data)
	Three Months Ended
	May 31, 2007	May 31, 2006
Sales
Solutions	$21,702	$19,469
Recurring services	26,029	26,199

	47,731	45,668

Cost of goods sold
Solutions	15,182	12,304
Recurring services	7,291	7,474

	22,473	19,778

Gross margin
Solutions	6,520	7,165
Recurring services	18,738	18,725

	25,258	25,890

Research and development expenses	5,317	5,782
Selling, general and administrative expenses	20,693	20,800
Amortization of acquisition related intangible assets	695	581

Income (loss) from operations	(1,447)	(1,273)

Interest income	590	499
Other income (expense)	(144)	207

Income (loss) before taxes	(1,001)	(567)
Income taxes (benefit)	(128)	(162)

Net income (loss)	$(873)	$(405)

Net income (loss) per share — basic	$(0.02)	$(0.01)

Shares used in basic per share computation	38,807	38,504

Net income (loss) per share — diluted	$(0.02)	$(0.01)

Shares used in diluted per share computation	38,807	38,504

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	(In Thousands)
	Three Months Ended
	May 31, 2007	May 31, 2006
Operating activities
Net income (loss)	$(873)	$(405)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,035	2,678
Non-cash compensation expense	1,008	1,381
Change in accounts receivable	8,337	59
Other changes in operating activities	2,573	314

Net cash provided by operating activities	14,080	4,027

Investing activities
Purchases of property and equipment	(2,142)	(4,407)
Purchase of Edify Corporation	—	(836)

Net cash used in investing activities	(2,142)	(5,243)

Financing activities
Exercise of stock options	601	149

Net cash provided by financing activities	601	149

Effect of exchange rates on cash	—	453

Increase (decrease) in cash and cash equivalents	12,539	(614)
Cash and cash equivalents, beginning of period	28,215	42,076

Cash and cash equivalents, end of period	$40,754	$41,462

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
(In Thousands, Except Share Data)

					Accumulated Other
	Common Stock		Additional	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Loss	Total

Balance at February 28, 2007	38,727,628	$19	$101,608	$1,861	$(304)	$103,184
Net income (loss)	—	—	—	(873)	—	(873)
Foreign currency translation adjustment	—	—	—	—	139	139

Comprehensive income						(734)

Cumulative effect of adopting FIN48	—	—	—	(2,547)	—	(2,547)
Exercise of stock options	139,265	—	601	—	—	601
Non-cash compensation	—	—	1,008	—	—	1,008

Balance at May 31, 2007	38,866,893	$19	$103,217	$(1,559)	$(165)	$101,512

Intervoice, Inc.
Revenues by Market and Geography
For the Quarter Ended May 31, 2007
Unaudited
(In thousands)

	North		Rest of
	America		World		Total
Solutions	$10,556	48.6%	$11,146	51.4%	$21,702	100.0%
Customer and Software Support	16,341	76.8%	4,934	23.2%	21,275	100.0%
Hosted Solutions	4,267	89.8%	487	10.2%	4,754	100.0%

Total Sales	$31,164	65.3%	$16,567	34.7%	$47,731	100.0%

Voice Portal					$13,249	27.8%
Messaging					6,526	13.7%
Payment					1,927	4.0%

Total Solutions					21,702	45.5%

Customer and Software Support					21,275	44.6%
Hosted Solutions					4,754	9.9%

Total Recurring Services					26,029	54.5%

Total Sales					$47,731	100.0%

INTERVOICE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	(In Thousands, Except Per Share Data)
	Three Months Ended
	May 31, 2007	May 31, 2006
Gross Margin
GAAP Gross Margin	$22,258	$25,890
Gross Margin %	52.9%	56.7%

Stock-based compensation charges (A)	201	263
Cash and non-cash restructuring charges and intangible amortization (B)	396	—

Non-GAAP Gross Margin	$25,855	$26,153

Non-GAAP Gross Margin %	54.2%	57.3%

Operating Income:
GAAP Operating Income	$(1,447)	$(1,273)

Stock-based compensation charges (A)	1,007	1,339
Cash and non-cash restructuring charges and intangible amortization (B)	2,156	691

Non-GAAP Operating Income	$1,716	$757

Net Income:
GAAP Net Income	$(873)	$(405)
Net Income per Share — diluted	$(0.02)	$(0.01)

Stock-based compensation charges (A)	1,007	1,339
Cash and non-cash restructuring charges and intangible amortization (B)	2,156	691
Non-GAAP adjustment for income taxes (C)	(863)	(659)

Non-GAAP Net Income	$1,427	$966

Net Income per Share -diluted	0.04	0.02

Shares used in GAAP diluted per share computation	38,807	38,504
Shares used in Non-GAAP diluted per share computation	39,183	39,136

Items (A) through (C) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross margin,” “Operating income,” and “Net income” and correspond to the categories explained in further detail below under paragraphs (A) through (C).
The non-GAAP financial measures are non-GAAP gross margin, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share-diluted, which adjust for the following items: stock-based compensation charges, restructuring charges and intangible amortization and income taxes. Management believes that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by management for the reasons associated with each of the adjusting items as described below:

(A)	Stock-based compensation charges consist of non-cash charges relating to employee stock options determined in accordance with APB 25 and SFAS 123R, beginning March 1, 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for useful comparisons of financial results to peer companies, and of financial results between periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on operating results.

(B)	Restructuring charges and intangible amortization include severance, facilities consolidation as well as amortization of intangible assets relating to acquisitions. The Company’s management excludes these costs when evaluating its ongoing performance and believes that the exclusion of these costs allows for useful comparisons of operating results to peer companies and enhanced period to period comparisons.

(C)	Non-GAAP adjustment for income tax. The Company’s management used a 34 percent non-GAAP effective tax rate to calculate non-GAAP net income. Management believes that the 34 percent effective tax rates are reflective of a long-term normalized tax rate based on the Company’s current tax structure.